UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

BANK OF COMMERCE HOLDINGS
(Name of Registrant as Specified In Its Charter)

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August 18, 2021

To participants in the Merchants Bank of Commerce 401(k) Profit Sharing Plan:

As previously announced and subject to certain customary closing conditions, Bank of Commerce Holdings (the “Company”) has agreed to be acquired by Columbia Banking System, Inc. (“Columbia”). Shareholder approval is one of the closing conditions for the acquisition. The Company is holding a special meeting of shareholders on September 21, 2021, at 4:00 p.m., Pacific Time, to request approval of the proposed merger transaction.

Participants in the Merchants Bank of Commerce 401(k) Profit Sharing Plan (the “401(k) Plan”) who hold shares of the Company’s common stock in their 401(k) Plan accounts have the opportunity to have their shares voted on the proposed merger transaction at the special shareholders meeting.

A copy of the Proxy Statement/Prospectus being distributed to the Company’s shareholders in connection with the special shareholders meeting accompanies this letter. The Proxy Statement/Prospectus provides notice of the special meeting of shareholders and provides information on the three proposals on which shareholders are being asked to vote. We encourage you to review the Proxy Statement/Prospectus carefully to understand the proposals.

The proposals are: (1) a vote to approve the principal terms of the Agreement and Plan of Merger, dated as of June 23, 2021, by and between Columbia and the Company, pursuant to which the Company will merge with and into Columbia; (2) a non-binding vote to approve the compensation that may become payable to executive officers as part of the transaction; and (3) a vote to approve an adjournment, if necessary or appropriate, of the special shareholders meeting to allow the Company to solicit additional votes for approval of the transaction.

These are important matters for us. The Company’s Board of Directors has recommended that shareholders vote in favor of the proposals. As participants in the 401(k) Plan, your proxy vote will serve as voting instructions to the 401(k) Plan trustee on how to vote your shares held in the 401(k) Plan. Votes from 401(k) Plan participants will be tabulated by an independent third party. Your vote will be kept confidential and will not be shared with the Company or its officers or directors. Voting instructions from 401(k) Plan participants must be received by 11:59 p.m. Eastern Time on September 13, 2021, in order to count. Shares for which no instructions are received from 401(k) Plan participants by 11:59 p.m. Eastern Time on September 13, 2021, will not be voted at the special meeting of shareholders.

Please read the notice of special shareholders meeting and accompanying Proxy Statement/Prospectus, as they contain important information about the proposed merger transaction and the proposals to be voted on at the special meeting.

Sincerely,

Randall S. Eslick

President and Chief Executive Officer

Bank of Commerce Holdings